UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2005

Horizon Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1583 E Silver Star Rd #346, Ocoee, Florida	34761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code : (407) 889-7577

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Other Events and Regulation FD Disclosure.

On March 25, 2005 the Board of Directors of Horizon Holding Corporation decided that due to developments specific to the Company’s golf operations to continue the operation of its golf businesses. The results of the Company’s golf operations will be reported as continuing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2004	HORIZON HOLDING CORPORATION (Registrant) By: /s/ Allan Woodlief Allan Woodlief President (Signature)